UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/19/2011

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

415-348-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2011, Stephen Markowski, former Chief Financial Officer, and LookSmart, Ltd. (the “Company”) entered into a Severance Agreement and General Release (the “CFO Release Agreement”). The CFO Release Agreement sets forth the terms and provisions of Mr. Markowski’s separation from the Company on January 13, 2011 as well as certain severance payments by the Company to Mr. Markowski following such separation. Pursuant to the CFO Release Agreement among other terms and conditions, Mr. Markowski executed a release with respect to any claims or causes of action relating to Mr. Markowski’s employment by the Company or his separation from the Company. Further, Mr. Markowski and the Company agreed that the Company would make a severance payment to Mr. Markowski in the amount of $309,375 (less required withholdings and authorized deductions) representing nine months of Mr. Markowski’s base salary plus 75% of Mr. Markowski’s annual target bonus. In addition, the Company agreed to pay Mr. Markowski’s monthly health insurance premiums for his COBRA coverage as they become due covering the period from February 1, 2011 until the earlier of the date Mr. Markowski accepts other employment or October 30, 2011. The CFO Release Agreement also contains other terms and provisions that are customary in agreements of similar nature.

On January 19, 2011, Eltinge Brown, former Vice President, Advertising Sales, and the Company entered into a Severance Agreement and General Release (the “VP Release Agreement”). The VP Release Agreement sets forth the terms and provisions of Mr. Brown’s separation from the Company on January 12, 2011 as well as certain severance payments by the Company to Mr. Brown following such separation. Pursuant to the VP Release Agreement among other terms and conditions, Mr. Brown executed a release with respect to any claims or causes of action relating to Mr. Brown’s employment by the Company or his separation from the Company. Further, Mr. Brown and the Company agreed that the Company would make a severance payment to Mr. Brown in the amount of $137,500 (less required withholdings and authorized deductions) representing six months of Mr. Brown’s base salary plus one-half of Mr. Brown’s annual target bonus. In addition, the Company agreed to pay Mr. Brown’s monthly health insurance premiums for his COBRA coverage as they become due covering the period from February 1, 2011 until the earlier of the date Mr. Brown accepts other employment or July 31, 2011. The VP Release Agreement also contains other terms and provisions that are customary in agreements of similar nature.

On February 16, 2011, the Compensation Committee of the Company’s Board of Directors approved terms for the Company’s 2011 Profit-Sharing Plan (the “Plan”) for all non-sales related employees, including executives. Under the Plan, eligible executives may receive cash incentive payments based on the Company’s achievement against certain revenue and profitability goals. The profit-sharing percentages for each eligible executive at 100% attainment range from 25% to 50% of eligible compensation earned during the year.

Item 9.01.     Financial Statements and Exhibits

99.1 Severance Agreement and General Release between LookSmart, Ltd. and Stephen Markowski dated February 17, 2011

99.2 Severance Agreement and General Release between LookSmart, Ltd. and Eltinge Brown dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: February 18, 2011	/s/ Bill O’Kelly
Bill O’Kelly
Senior Vice President, Operations and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Severance Agreement and General Release between LookSmart, Ltd. and Stephen Markowski dated February 17, 2011

99.2	Severance Agreement and General Release between LookSmart, Ltd. and Eltinge Brown dated January 19, 2011

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